Exhibit 99.(g)(5)(a)

SUB-ADVISORY CONTRACT

This SUB-ADVISORY CONTRACT (“Contract”) is made as of the 26th day of September, 2025, between Invesco Advisers, Inc. (the “Adviser”) and Barings LLC (the “Sub-Adviser”).

WHEREAS:

A.) The Adviser has entered into an investment advisory agreement with Invesco Dynamic Credit Opportunity Fund (the “Trust”), a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”),

B.) The Adviser is authorized to delegate certain, any or all of its rights, duties and obligations under investment advisory agreements to sub-advisers;

C.) The Sub-Adviser represents that it is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940 (“Advisers Act”); and

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.            Appointment. The Adviser hereby appoints the Sub-Adviser as a sub-adviser of the Trust for the period and on the terms set forth herein. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.            Duties as Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to perform the following services with respect to all or a portion of the investments of the Trust. The Sub-Adviser shall pay the salaries and fees of all personnel of such Sub-Adviser performing services for the Trust.

(a)            Investment Advice. The Sub-Adviser shall provide investment advice to the Trust and the Adviser with respect to all or a portion of the investments of the Trust or with respect to various investment techniques, and in connection with such advice shall furnish the Trust and the Adviser with such factual information, research reports and investment recommendations as the Adviser may reasonably require. To the extent that such materials furnished by the Sub-Adviser are not subject to public disclosure, the Adviser agrees that it shall not disclose such materials to third parties without the Sub-Adviser’s prior consent; provided however, the Adviser may distribute such materials (i) as required by law, including any demand of any regulatory or taxing authority having jurisdiction, or (ii) to advisers who are subject to a duty of confidentiality and who agree not to use the materials for any purpose other than providing services to the Adviser.

(b)            Order Execution. The Sub-Adviser shall place orders for the purchase and sale of portfolio securities or other investments for the Trust. In so doing, the Sub-Adviser agrees that it shall comply with paragraph 3 below.

(c)            Discretionary Investment Management. The Sub-Adviser shall, subject to the supervision of the Trust’s Board of Trustees (the “Board”) and the Adviser, manage all or a portion of the investments of the Trust in accordance with the investment objectives, policies and limitations provided in the Trust’s Registration Statement and such other limitations as the Trust or the Adviser may impose with respect to the Trust by written notice to the Sub-Adviser (which shall be provided no later than 30 days prior to the effective date of any change in objectives, policies, or limitations and any such change shall not affect any outstanding commitments made by the Sub-Adviser on behalf of the Trust) and otherwise in accordance with paragraph 5 below. With respect to the portion of the investments of the Trust under its management, the Sub-Adviser is authorized to: (i) make investment decisions on behalf of the Trust with regard to any stock, bond, other security or investment instrument, including but not limited to foreign currencies, futures, options and other derivatives, and with regard to borrowing money; (ii) place orders for the purchase and sale of securities or other investment instruments with such brokers and dealers as the Sub-Adviser may select; and (iii) upon the request of the Adviser, provide additional investment management services to the Trust, including but not limited to managing the Trust’s cash and cash equivalents and lending securities on behalf of the Trust. In selecting brokers or dealers to execute trades for the Trust, the Sub-Adviser will comply with the Trust’s written policies and procedures regarding brokerage and trading or as the Board or Adviser may direct from time to time, in conformity with all federal securities laws. All discretionary investment management and any other activities of the Sub-Adviser shall at all times be subject to the control and direction of the Adviser and the Board.

3.            Broker-Dealer Relationships. The Sub-Adviser agrees that, in placing orders with brokers and dealers, it will attempt to obtain the best net result in terms of price and execution. Consistent with this obligation, the Sub-Adviser may, in its discretion, consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”). Consistent with any guidelines established by the Board and Section 28(e) of the Exchange Act, the Sub-Adviser may pay to brokers and dealers, in return for such brokerage and research services, a higher commission or spread than may be charged by other brokers and dealers, subject to the Sub-Adviser determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Trust and its other clients and that the total commissions or spreads paid by the Trust will be reasonable in relation to the benefits to the Trust over the long term. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the applicable securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Trust and one or more other accounts advised by the Sub-Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account and in accordance with the allocation procedures approved by the Board or Adviser.

4.            Books and Records. The Sub-Adviser will maintain or arrange for the maintenance of all required books and records with respect to the securities transactions relating to the portion of the Trust managed by the Sub-Adviser and will furnish the Board and the Adviser with such periodic and special reports as the Board or the Adviser reasonably may request. The Adviser will give the Sub-Adviser adequate notice of a need to obtain any records. The Sub-Adviser hereby agrees that all records which it maintains for the Adviser or the Trust are the property of the Adviser or the Trust, respectively, and agrees to preserve for the periods prescribed by applicable law any records which it maintains for the Adviser or the Trust and which are required to be maintained, and further agrees to surrender promptly to the Adviser or the Trust any records which it maintains for the Adviser or the Trust upon request by the Adviser or the Trust, respectively. The Adviser agrees to permit the Sub-Adviser to retain such records as the Sub-Adviser shall reasonably require in order to carry out its duties and compliance with applicable laws. The Sub-Adviser does not have any responsibility for maintaining the records of the portions of the Trust that it does not advise.

5.            Further Duties.

(a)            In all matters relating to the performance of this Contract, the Sub-Adviser will act in conformity with the Contract and Declaration of Trust, By-Laws and Registration Statement of the Trust and with the instructions and directions of the Adviser and the Board and will comply with the requirements of the 1940 Act, the rules, regulations, exemptive orders and no-action positions thereunder, and all other applicable laws and regulations.

(b)           The Sub-Adviser at its expense will make available to the Board and the Adviser at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Adviser and the Sub-Adviser, by telephone, in order to review the investment policies, performance and other investment related information regarding the Trust and to consult with the Board and the Adviser regarding the Trust’s investment affairs, including economic, statistical and investment matters related to the Sub-Adviser’s duties hereunder, and will provide periodic reports to the Adviser relating to the investment strategies it employs. The Sub-Adviser and its personnel shall also use reasonable efforts to cooperate fully with counsel and auditors for, and the Chief Compliance Officer (“CCO”) of, the Adviser and the Trust.

(c)           The Sub-Adviser will provide reasonable assistance in the fair valuation of portfolio securities held within the portion of the Trust managed by the Sub-Adviser as requested by the Adviser in order for the Adviser to make determinations of the fair value of the assets managed by the Sub-Adviser in accordance with the procedures of the Adviser. The Adviser acknowledges that the Adviser is responsible for pricing the Trust’s investments and the Trust’s net asset value.

(d)           Upon request of the Adviser, the Sub-Adviser will review draft reports to shareholders, Trust registration statements and other documents provided or available to it and provide comments on a timely basis. In addition, the Sub-Adviser and each officer and portfolio manager thereof designated by the Adviser will provide on a timely basis such certifications or sub-certifications as the Adviser may reasonably request in order to support and facilitate certifications required to be provided by the Trust’s Principal Executive Officer and Principal Financial Officer and will adopt such disclosure controls and procedures in support of the disclosure controls and procedures adopted by the Trust as the Adviser, on behalf of the Trust, deems are reasonably necessary.

(e)           Unless otherwise directed by the Adviser or the Board, the Sub-Adviser will vote all proxies received in accordance with the Adviser’s proxy voting policy or, if the Sub-Adviser has a proxy voting policy approved by the Board, the Sub-Adviser’s proxy voting policy. The Sub-Adviser shall maintain and shall forward to the Trust or its designated agent such proxy voting information as is necessary for the Trust to timely file proxy voting results in accordance with Rule 30b1-4 of the 1940 Act.

(f)           The Sub-Adviser shall provide the Trust’s custodian, in accordance with local settlement conventions or as may be agreed to by the Adviser and Sub-Adviser from time to time, with mutually agreed reasonable information relating to all transactions concerning the assets of the Trust and shall provide the Adviser with such information upon request of the Adviser.

(g)           The Sub-Adviser shall promptly notify the Adviser of any financial condition that is reasonably likely to impair the Sub-Adviser’s ability to fulfill its commitment under this Contract.

6.            Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of the Sub-Adviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Trust or the Adviser.

7.            Use of Subsidiaries and Affiliates. The Sub-Adviser may perform any or all of the services contemplated hereunder, including but not limited to providing investment advice to the Trust pursuant to paragraph 2(a) above and placing orders for the purchase and sale of portfolio securities or other investments for the Trust pursuant to paragraph 2(b) above, directly or through such of its subsidiaries or other affiliates as the Sub-Adviser shall determine; provided, however, that performance of such services through such subsidiaries or other affiliates shall have been approved, when required by the 1940 Act, by (i) a vote of a majority of the independent Trustees who are not parties to this Contract or “interested persons" (as defined in the 1940 Act) of a party to this Contract, other than as Board members (“Independent Trustees”), cast in person (unless the Board otherwise complies with the terms of an order or other guidance issued by the SEC granting an exemption from the in-person meeting requirement (“In-Person Exemptive Order”)) at a meeting called for the purpose of voting on such approval, and/or (ii) a vote of a majority of the Trust’s outstanding voting securities. The Sub-Adviser shall be responsible to the Adviser and the Trust in connection with, or related to the actions, or omissions to act, of any subsidiary or affiliate utilized hereunder as if such subsidiary or affiliate were a party hereto as described in paragraph 11. The Sub-Adviser shall be solely responsible for compensating any subsidiary or affiliate for services rendered, and neither the Adviser nor the Trust may be held responsible, or otherwise liable for, the payment of any amount due, or which may become due to any subsidiary or affiliate.

8.            Compensation.

(a)           For the services provided with respect to the Trust pursuant to this Contract, the Sub-Adviser will be entitled to the fee, computed daily and paid monthly, set forth on Exhibit A. This fee shall be payable on or before the last business day of the next succeeding calendar month.

(b)           If this Contract becomes effective or terminates before the end of any month, the fees for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. For the avoidance of doubt, notwithstanding the fact that the Contract has not been terminated, no fee will be accrued under this Contract with respect to any day that the value of the assets under the Sub-Adviser’s management equals zero.

9.            Compliance Program of the Sub-Adviser. The Sub-Adviser hereby represents and warrants that:

(a)           in accordance with Rule 206(4)-7 under the Advisers Act, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act;

(b)           to the extent that the Sub-Adviser’s activities or services could affect the Trust, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures that are reasonably designed to prevent violation of the “federal securities laws” (as such term is defined in Rule 38a-1 under the 1940 Act) by the Trust and the Sub-Adviser (the policies and procedures referred to in this Paragraph 8(b), along with the policies and procedures referred to in Paragraph 8(a), are referred to herein as the Sub-Adviser’s “Compliance Program”); and

(c)           that it has adopted a code of ethics meeting the requirements of Rule 17j-1 under the 1940 Act and the requirements of Rule 204A-1 under the Advisers Act and has provided the Adviser and the Board a copy of such code of ethics, together with evidence of its adoption, and will promptly provide copies of any changes thereto, together with evidence of their adoption. Upon request of the Adviser, but in any event no less frequently than annually, the Sub-Adviser will supply the Adviser a written report that (A) describes any issues arising under the code of ethics or procedures since the Sub-Adviser’s last report, including but not limited to material violations of the code of ethics or procedures and sanctions imposed in response to the material violations; and (B) certifies that the procedures contained in the Sub-Adviser’s code of ethics are reasonably designed to prevent "access persons" from violating the code of ethics.

10.          Reporting of Compliance Matters.

(a)           The Sub-Adviser shall provide to the Trust’s CCO the following documents:

(i)            access to copies of all SEC examination correspondences, including correspondences regarding books and records examinations and “sweep” examinations, issued during the term of this Contract, in which the SEC identified any concerns or issues (such correspondences are commonly referred to as “deficiency letters”) relating to any aspect of the Sub-Adviser’s management of certain assets of the Trust and the Sub-Adviser’s responses thereto;

(ii)            a report of any material violations of the Sub-Adviser’s Compliance Program or any “material compliance matters” (as such term is defined in Rule 38a-1 under the 1940 Act) that have occurred with respect to the Sub-Adviser’s Compliance Program and relate to any aspect of the Sub-Adviser’s management of certain assets of the Trust;

(iii)          a report of any material changes to the policies and procedures that compose the Sub-Adviser’s Compliance Program related to its activities pursuant to this Contract;

(iv)          a copy of the Sub-Adviser’s CCO report (or similar document(s) which serve the same purpose) regarding his or her annual review of the Sub-Adviser’s Compliance Program, as required by Rule 206(4)-7 under the Advisers Act; and

(v)           at the request of the Adviser, an annual (or more frequently as the Trust’s CCO may reasonably request) representation regarding the Sub-Adviser’s compliance with Paragraphs 8 and 9 of this Contract.

(b)            The Sub-Adviser shall also provide the Trust’s CCO with:

(i)            reasonable access to the testing, analyses, reports and other documentation, or summaries thereof, that the Sub-Adviser’s CCO relies upon to monitor the effectiveness of the implementation of the Sub-Adviser’s Compliance Program related to the management of certain assets of the Trust; and

(ii)           reasonable access, during normal business hours, to the Sub-Adviser’s facilities for the purpose of conducting pre-arranged on-site compliance related due diligence meetings with personnel of the Sub-Adviser.

11.          Liability and Indemnification.

(a)           Liability. The Sub-Adviser shall exercise its best judgment in rendering the services in accordance with the terms of this Contract. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser or a reckless disregard of its duties hereunder, the Sub-Adviser, each of its affiliates and all respective partners, officers, managers, agents, members, Trustees and employees (“Affiliates”) and each person, if any, who within the meaning of the Securities Act of 1933 (the “1933 Act”) controls the Sub-Adviser (“Controlling Persons”) shall not be liable for any error of judgment or mistake of law, or any action performed or omitted to be performed by the Sub-Adviser and shall not be subject to any losses, claims, damages, liabilities or litigation (including reasonable attorneys’ fees) or liability to the Adviser, the Trust, any of the Trust’s shareholders, in connection with the matters to which this Contract relates. Except as set forth in (c) below, the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any of its Affiliates and each of the Adviser’s Controlling Persons, if any, shall not be subject to any liability to the Sub-Adviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Trust assets; provided, however, that nothing herein shall relieve the Adviser and the Sub-Adviser from any of their obligations under applicable law, including, without limitation, federal and state securities or commodities laws.

(b)           The Sub-Adviser agrees to indemnify and hold harmless the Adviser, its Affiliates and Controlling Persons and their respective partners, officers, managers, agents, members, Trustees and employees, against any and all losses, claims, damages, liabilities or litigation (including reasonable attorneys’ fees), to which the Adviser or such Affiliates or Controlling Persons of the Adviser or their respective officers, Trustees and employees may become subject under the 1940 Act, the 1933 Act, the Advisers Act, the Commodity Exchange Act or any other statute, law, rule or regulation, arising directly out of the Sub-Adviser’s responsibilities hereunder (1) to the extent of and as result of the willful misfeasance, bad faith, or gross negligence by the Sub-Adviser or any other Affiliate, or (2) as a result of any untrue statement of a material fact contained in the Trust’s registration statement, including any amendment thereof or any supplement thereto, or the omission of a material fact required to be stated in such registration statement necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with written information furnished by the Sub-Adviser to the Trust or written information furnished by the Adviser to the Sub-Adviser for review and such information is approved or deemed approved by the Sub-Adviser; provided, however, that in no case is the Sub-Adviser’s indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of its duties or by reason of its reckless disregard of its obligations and duties under this Contract.

(c)           The Adviser agrees to indemnify and hold harmless the Sub-Adviser, its Affiliates and each Controlling Person of the Sub-Adviser, if any, and their respective partners, officers, managers, agents, members, Trustees and employees against any and all losses, claims, damages, liabilities or litigation (including reasonable attorneys’ fees), to which the Sub-Adviser or such Affiliates or Controlling Person of the Sub-Adviser or their respective officers, Trustees and employees may become subject under the 1940 Act, the 1933 Act, the Advisers Act, or any other statute, law, rule or regulation, arising out of the Adviser’s responsibilities as investment manager of the Trust or the Adviser’s obligations hereunder (1) to the extent of and as a result of the willful misfeasance, bad faith, or gross negligence by the Adviser or any other Affiliate, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Trust’s registration statement, including any amendment thereof or any supplement thereto, or the omission of or alleged omission to state a material fact in such registration statement necessary to make the statements therein not misleading; provided, however, that in no case shall the Adviser’s indemnity hereunder be deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Contract.

12.          Duration and Termination.

(a)           This Contract shall become effective with respect to the Sub-Adviser upon the date hereabove; provided, however, that this Contract shall not take effect with respect to the Trust unless it has first been approved (i) by a vote of a majority of the Independent Trustees, cast in person as required under Section 15(c) of the 1940 Act (unless the Board otherwise complies with the terms of an In-Person Exemptive Order) at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Trust’s outstanding voting securities, when required by the 1940 Act.

(b)           Unless sooner terminated as provided herein, this Contract shall continue in force and effect until_____________.  Thereafter, if not terminated, with respect to the Trust, this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person (unless the Board otherwise complies with the terms of an In-Person Exemptive Order) at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Trust.

(c)           Notwithstanding the foregoing, with respect to the Trust or the Sub-Adviser, this Contract may be terminated at any time, without the payment of any penalty, (i) by vote of the Board or by a vote of a majority of the outstanding voting securities of the Trust on sixty days’ written notice to the Sub-Adviser; or (ii) by the Adviser on sixty days’ written notice to the Sub-Adviser(s); or (iii) by the Sub-Adviser on sixty days’ written notice to the Trust.  Should this Contract be terminated with respect to the Sub-Adviser, the Adviser shall assume the duties and responsibilities of the Sub-Adviser unless and until the Adviser appoints another Sub-Adviser to perform such duties and responsibilities.  This Contract will automatically terminate in the event of its assignment. As used in this Paragraph 11(c), the terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

(d)           In the event this Contract terminates or expires, Sections 4, 11, 16, 17, 20 and 21 shall survive such termination or expiration.

13.           Amendment.  No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and, when required by the 1940 Act, no amendment of this Contract shall be effective until approved by vote of a majority of the Trust’s outstanding voting securities.

14.           Notices.  Any notices under this Contract shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice.  Until further notice to the other party, it is agreed that the address of the Trust and the Adviser shall be 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173.  Until further notice to the other party, it is agreed that the address of the Sub-Adviser shall be 300 S. Tryon Street, Suite 2500 Charlotte, NC 28202.

15.          Governing Law.  This Contract shall be construed in accordance with the laws of the State of Texas and the 1940 Act.  To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

16.          Confidentiality. For purposes of this Contract, “Confidential Information” means any information provided by either party that by its nature would be understood by a reasonable person to be proprietary or confidential. Other than as required to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, each party agrees that it will treat Confidential Information as strictly confidential and will not disclose Confidential Information to any third party. For the avoidance of doubt, nothing herein is intended to or shall be interpreted as preventing or prohibiting any person from (i) engaging with or reporting actual or possible violations of U.S. federal or state law or regulation to any governmental agency or entity, including but not limited to the SEC or making other disclosures that are protected under the whistleblower provisions of U.S. federal or state law or regulation, without providing prior notice to, or obtaining authorization from, the other party or its affiliates, or (ii) receiving an award in connection with any such communications. The parties hereby acknowledge that the United States securities laws prohibit any person who has received material, non-public information concerning the matters which are provided pursuant to this Contract from purchasing or selling the securities of the relevant issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of such issuer in reliance upon such information.

17.         Use of Names. The names of both the Sub-Adviser and any affiliates of the Sub-Adviser and any derivative or logo or trademark are the valuable property of the Sub-Adviser and such affiliates. Except as otherwise provided herein, the Adviser and the Trust shall have no right, express or implied, to use in any manner the name, derivative or logo, or trademark of the Sub-Adviser or any of its affiliates without prior written consent of the Sub-Adviser. The Sub-Adviser consents to the use of its name in the Trust’s prospectus, disclosure documents, or shareholder communications. The Sub-Adviser consents to the use of its name in the marketing of the Trust, and Adviser agrees to furnish to Sub-Adviser, for its prior approval (which approval shall not be unreasonably withheld) at its principal email, marketing materials and statements prepared for distribution to shareholders of the Trust. Marketing materials and statements prepared for distribution to shareholders of the Trust that are substantially similar to materials previously approved by the Sub-Adviser need not be submitted to the Sub-Adviser for pre-approval.

18.         Representations of the Adviser and Sub-Adviser. Adviser and Sub-Adviser hereby warrant and represent that they are each registered investment advisers under the Advisers Act. Adviser and Sub-Adviser further warrant and represent that when executed and delivered, this Contract will be binding upon the Adviser and Sub-Adviser in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

19.          Representation of the Adviser. The Adviser represents, warrants and agrees that (i) it serves as the commodity pool operator (“CPO”) of the Trust and that it qualifies for and has properly claimed an exclusion from the definition of “commodity pool operator” pursuant to Commodity Futures Trading Commission (“CFTC”) Rule 4.5 and (ii) nothing in this Contract shall be construed as delegation of any of the Adviser’s obligations or duties as the Trust’s CPO by the Adviser to the Sub-Adviser or any affiliated person of the Sub-Adviser. The Adviser further represents that it has filed the required notice of eligibility with the National Futures Association (“NFA”) and will maintain compliance with all conditions of such exclusion throughout the term of this Contract. In the event the Adviser becomes ineligible for the exclusion or otherwise fails to maintain it, the Adviser shall promptly notify the Sub-Adviser in writing and the Adviser will be solely responsible for obtaining and maintaining any required registration with the CFTC and/or NFA and for complying with all applicable regulatory requirements.

20.          Miscellaneous.  The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby.  This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.  Any question of interpretation of any term or provision of this Contract having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts.  In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Contract is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

21.          Counterparts. This Contract may be executed by the Adviser and Sub-Adviser in separate counterparts, each of which when so executed and delivered shall be an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.	BARINGS LLC

Adviser	Sub-Adviser

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT A

The Adviser will pay the Sub-Adviser up to 40% of the advisory fee that the Adviser receives from the Trust.